As filed with the Securities and Exchange Commission on December 1, 2016;

Registration No. ________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

ALMOST NEVER FILMS INC.
(Name of issuer in its charter)

Nevada	7812	26-1665960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Almost Never Films Inc.

13636 Ventura Blvd #475

Sherman Oaks, CA 91423

(213) 296-3005

(Address and telephone number of principal executive offices)

Corporate Creations Network Inc.

8275 South Eastern Avenue #200

Las Vegas, NV 89123
(702) 951-9324

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC

28 West 44th Street, 16th Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value per share, issued to the Selling Shareholders	10,000,000	(1)	$0.02	$200,000	$23.24

(1)

The 10,000,000 shares of our common stock sold were sold to Bill Kotlar, Chu Wai Hung, and Jose M. Gonzalez R. Sr. (the “Selling Shareholders”), pursuant to stock purchase agreements (the “stock purchase agreements”), executed March 15, 2016, May 5, 2016, and November 18, 2016, respectively, each by and between the Company and the applicable Selling Shareholder.

(2)	The price per share was agreed upon under the terms of the stock purchase agreements

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

Our financial statements have been examined to the extent indicated in its report by Simon & Edward, LLP, Certified Public Accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the Securities and Exchange Commission (the “SEC”) and are included herein:

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Selling Shareholder Preliminary Prospectus

Subject to completion ________, 2016

ALMOST NEVER FILMS INC.

10,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,000,000 shares of common stock, $.001 par value, of Almost Never Films Inc., a Nevada corporation (the “Company” or “HLWD”), by Bill Kotlar, Chu Wai Hung, and Jose M. Gonzalez R. Sr. (the “Selling Shareholders”), purchased by the Selling Shareholders pursuant to stock purchase agreements, dated executed March 15, 2016, May 5, 2016, and November 18, 2016, respectively, each by and between the Company and the applicable Selling Shareholder.

The total amount of shares of common stock, which may be sold pursuant to this prospectus, would constitute approximately 5.25% of our issued and outstanding common stock as of November 21, 2016 if all of the shares had been sold by that date.

The Selling Shareholders are selling all of the shares of common stock offered by this prospectus. It is anticipated that the Selling Shareholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

Our common stock is quoted on the OTC Markets OTCQB under the symbol "HLWD." On November 16, 2016, the closing price of our common stock was $0.018 per share on the OTCQB. These prices will fluctuate based on the demand for our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. To our knowledge, none of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion _____, 2016

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You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Almost Never Films Inc. (referred to herein as “we,” “our,” “us,” “HLWD” or the “Company”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

History

We were incorporated in Nevada in October 2007 under the name SMACK Sportswear under which we manufactured and sold performance and lifestyle based indoor and sand volleyball apparel and accessories. As a result of the sale of certain inventory from the Company to Mr. Sigler in July 2015, the Company became a “shell company” (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended). As a result of the Share Exchange, we acquired the proposed business of Almost Never.

Almost Never, our wholly-owned subsidiary upon the closing of Share Exchange, was incorporated in the State of Indiana on July 8, 2015. As a result of the Share Exchange, the Company amended its Articles of Incorporation to change its name from “Smack Sportswear” to “Almost Never Films Inc.” to more accurately reflect its new business.

We currently have authorized 205,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Common Stock, and (ii) 5,000,000 shares designated as preferred stock containing such rights, privileges and designations as our Board of directors may, from time to time, determine. As of November 15, 2016, an aggregate of 190,207,623 shares of our Common Stock and 0 shares of our Series A Convertible Preferred Stock are issued and outstanding.

Our Business

We are an independent film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

Our proposed business is to facilitate relationships (and as such, provide production related services) between creative talent (including writers, actors and directors) and companies who produce, finance and distribute motion pictures. We intend to acquire or license rights to materials upon which we believe motion pictures can be based (screenplays, books, short stories etcetera, which are referred to within the entertainment industry as the “underlying property”).

We may further develop an underlying property by contracting for additional writing services and/or by bringing in new writers to perform “polishes” or “rewrites” on a particular underlying property.

If we are satisfied with the creative state of the underlying property, we then intend to make offers to directors and/or actors, to perform services in connection with a particular motion picture based on that underlying property. These offers are very often contingent and subject to the satisfaction of certain production elements, such as financier approval of the screenplay and the financier’s selection of a start date for principal photography. If a director or actors accepts one of our offers, the director or actors are said to be “attached” to the motion picture project. Armed with the underlying property and the attached creative element(s) (these elements are often called the “package” in Hollywood), we may then approach third party financiers seeking financing as well as distribution for the potential motion picture. Another approach that we may take is to contact the financiers first, seeking first to produce the film, and then with a finished (or nearly finished) motion picture product, obtain distribution for the picture.

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Motion Picture Property Acquisition Process

Our acquisition process is the process by which we intend to acquire or license “underlying properties”. In turn, we expect to use those properties to attract creative talent (including writers, actors and directors) to the potential motion picture project. If successful, we will then grant or license out those rights to third party financiers of motion pictures, who will then contract with the creative talent we have attracted to the property as well as finance, produce and distribute/exploit the motion picture.

Almost Never Feature Film Production

Our initial primary involvement with feature film production is in the area of the development of “underlying properties”. We intend to engage third parties to produce, finance and exploit/distribute the motion picture “packages” we put together. We may also provide production expertise (i.e. “production services”) to the third party producer and/or financier of the motion picture in question. If we do provide production expertise, we, or members of our executive team, Danny Chan and Derek Williams, may be credited as “producers” or “executive producers” of the particular film in question. We expect to primarily derive our income from producer fees, consulting and service fees as well as our participation in the profits of the various pictures produced by third parties, that were developed and/or “packaged” by us.

Our feature film strategy generally is to perform production services, develop and/or produce feature films when the production budgets for the films are expected to be entirely or substantially covered by a third party. In this way, we believe our risk is, by in large, only the capital required, if any, to develop and package the motion picture project.

The entirety of the production budget, as well as any costs associated with distributing and/or exploiting the motion pictures in question, will be expected to be borne by a third party or parties who have the resources and expertise to produce and/or distribute motion pictures.

Distributing Almost Never Motion Pictures

Currently, we do not intend to directly distribute motion pictures. Instead, when we seek financing for our motion picture “packages,” the distribution rights are often obtained by the financier as collateral for their investment; in other words, third parties purchase the world-wide exploitation and distribution rights to a motion picture for the cost it takes to produce the motion picture.

Foreign Markets

In general, a very important portion of the financing for “independent” (i.e., not produced by a major studio or one of their subsidiaries) motion pictures comes from the “foreign markets” (i.e., those markets outside of the United States and English-speaking Canada). With respect to productions we are associated with, the third party financier owns and/or controls the production rights and uses these rights as collateral or purchases the rights outright in connection with the funding of the pictures we develop.

Profit Participation

Our profit participation in motion picture projects will be determined by a calculation that assumes that all “negative costs” (production costs) of the picture (including, but not limited to, costs for development, principal photography and post-production) and “distribution expenses” (including, but not limited to, costs for marketing the film at various international film markets as well as costs associated with the delivery of the film and the physical elements to the various licensees of the film) are recovered by the financier plus interest thereon. After repayment of all negative costs, distribution expenses and interest thereon, the financier/distributor will charge a “distribution fee” (often a percentage of the gross income) for performing any sales or distribution services in connection with the picture. Following the payment of distribution fees and other costs, any amounts payable to creative elements that are contingent compensation (including, but not limited to, deferred compensation and bonuses) are paid to those third parties. Any money remaining is considered net profits from which profit participation is derived.

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Competition

The motion picture industry is intensely competitive. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, pay television systems, and online streaming media companies such as Netflix, Hulu, and Amazon Prime. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal. Our competitors range from small independent producers to well financed established film studios, particularly, major U.S. film studios.

Intellectual Property

We believe that intellectual property will be material to our business and we will expend cost and effort in an attempt to develop and protect our intellectual property and to maintain compliance vis-à-vis other parties' intellectual property. Our ability to protect and enforce our intellectual property rights is subject to certain risks. Enforcement of intellectual property rights is costly and time consuming.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. We cannot offer any assurances that we will prevail in any intellectual property dispute.

Industry Background

The Feature Film Industry. The feature film industry encompasses the development, production and exhibition of feature-length motion pictures and their subsequent distribution in the online, DVD, television, video on demand and other ancillary markets. The major studios dominate the industry, some of which have divisions that are promoted as "independent" distributors of motion pictures, including Universal Pictures, Warner Bros Entertainment (also known as Warner Bros. Studios, Inc., Warner Bros. Pictures, Inc. commonly called Warner Bros., or simply WB) including subsidiaries New Line Cinema and Castle Rock Entertainment & DC Entertainment, Twentieth Century Fox, Sony Pictures Entertainment (including Columbia Pictures and Tristar Pictures), Paramount Pictures, Walt Disney Studios, MGM Holdings and Lions Gate Entertainment. In recent years, however, true "independent" motion picture production and distribution companies have played an important role in the production of motion pictures for the worldwide feature film market.

Independent Feature Film Production and Financing. Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the "blockbuster" product produced by the major studios. They also do not have the capital necessary to maintain the substantial overhead that is typical of such studios' operations. Independent producers target their product at specialized markets and usually produce motion pictures with budgets of less than $25 million. Generally, independent producers do not maintain significant infrastructure. They instead hire only creative and other production personnel and retain the other elements required for development, pre-production, principal photography and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions and joint ventures rather than out of operating cash flow. They generally complete financing of an independent motion picture prior to commencement of principal photography to minimize risk of loss.

Independent Feature Film Distribution. Motion picture distribution encompasses the exploitation of motion pictures in theatres and in markets, such as the DVD, pay-per-view, pay television, free television and ancillary markets, such as hotels, airlines and streaming films on the Internet. Independent producers do not typically have distribution capabilities and rely instead on pre-sales to North American and international distributors. Generally, the local distributor will acquire distribution rights for a motion picture in one or more of the aforementioned distribution channels from an independent producer. The local distributor will agree to advance the producer a non-refundable minimum guarantee. The local distributor will then generally receive a distribution fee of between 20% and 35% of receipts, while the producer will receive a portion of gross receipts in excess of the distribution fees, distribution expenses and monies retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

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Government Regulation

The Company is not currently subject to any direct government regulations, other than the securities laws and the regulations thereunder applicable to all publicly owned companies and laws and regulations applicable to general businesses. It is possible that certain laws and regulations may be adopted at the local, state, national and international level that could affect the Company's operations. Changes to such laws could create uncertainty in the marketplace which could reduce demand for the Company's products or increase the cost of doing business as a result of costs of litigation or a variety of other such costs, or could in some other manner have a material adverse effect on the Company's business, financial condition, results of operations and prospects. If any such law or regulation is adopted it could limit the Company's ability to operate and could force the business operations to cease, which would have a significantly negative effect on the Company.

Employees

The Company’s only employees are Danny Chan, our Chief Executive Officer and Chief Financial Officer, and Derek Williams, our Chief Operating Officer, who will operate the Company.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

Our principal executive office is now located at 13636 Ventura Blvd #475, Sherman Oaks, CA 91423.

Selling Shareholders

10,000,000 shares of the Company’s common stock were sold to the Selling Shareholders, pursuant to stock purchase agreements, dated March 15, 2016, May 5, 2016, and December 1, 2016, respectively, each by and between the Company and the applicable Selling Shareholder. Each Selling Shareholder paid $.02 per share. The 10,000,000 shares held by the Selling Shareholders are included herein for registration.

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The Terms of the Offering

Securities Being Offered:	10,000,000 shares of common stock being registered on behalf of the Selling Shareholders.

Offering Period:	Until all shares are sold by the Shareholders or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Currently Issued And Outstanding:	190,207,623 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	190,207,623 shares of common stock.

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. However, we did receive proceeds from the sale of our common stock to the Issuance Selling Shareholders and the Selling Shareholders. The proceeds were used to purchase the control block of the Company and for working capital and general corporate purposes. See “Use of Proceeds.”

This offering relates to the resale of (i) up to 1,750,000 shares of our common stock by Bill Kotlar, (ii) up to 2,500,000 shares of our common stock by Chu Wai Hung, and (iii) up to 5,750,000 shares of our common stock by Jose M. Gonzalez R. Sr.

Financial Summary

As a “smaller reporting company,” we are not required to provide the information in this Item.

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Related to Our Business

Since our auditor has issued a going concern opinion regarding the Company, there is an increased risk associated with an investment in the Company.

We have earned no revenue since our inception on July 8, 2015, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from July 8, 2015 to September 30, 2016 was $91,079. As of September 30, 2016, we had cash in the amount of $71,098. We expect to continue to incur additional losses in the foreseeable future as a result of our film production activities. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our Common Stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. If we are unable to secure additional financing in the future on acceptable terms, or at all, we could be forced to reduce or discontinue film development, reduce or forego sales and marketing efforts, and forego attractive business opportunities in order to improve liquidity to enable the Company to continue its operations. There are also risks and uncertainties inherent to the film industry including the highly speculative nature of the industry, intense competition, the lack of industry experience of the stockholders of the Company. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in the Company.

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Since we were previously a shell company, and we have not generated any revenues, there is no assurance that our business plan will ever be successful. We may never attain profitability.

Until November 15, 2016, the Company had been a shell company with nominal operations and no assets other than cash. Almost Never was incorporated in July 2015 and with the Company’s limited operating history, there is limited operating history upon which an evaluation of our business plan or performance and prospects can be made.

Given the limited operating history, management has little basis on which to forecast future market acceptance of our services. It is difficult to accurately forecast future revenues because the business of the Company is new. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We may not be able to obtain additional funding to meet our requirements.

Our ability to maintain and expand our development and production of feature films to cover our general and administrative expenses depends upon our ability to obtain financing through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If our access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on our business.

Our success depends on our personnel. Loss of key personnel may adversely affect our business.

Our success depends to a significant extent on the performance of a number of our senior management personnel. In particular, we will depend on the services of such personnel as Danny Chan, our Chief Executive Officer and Chief Financial Officer, and Derek Williams, our Chief Operating Officer. The loss of the services of key persons could have a material adverse effect on the Company's business, operating results and financial condition.

Budget overruns may adversely affect our business.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

Distributors’ failure to promote our programs may adversely affect our business.

Decisions regarding the timing of release and promotional support of our films are important in determining the success of feature film. As with most production companies, for our product distributed by others we do not control the manner in which our distributors distribute our television programs or feature films. Although our distributors have a financial interest in the success of any such feature films, any decision by our distributors not to distribute or promote one of feature films or to promote competitors' feature films to a greater extent than it promotes ours could have a material adverse effect on our business, results of operations or financial condition.

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We may not be able to compete with larger sales contract companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors. As an independent production company, we will compete with major U.S. and international film studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. This may have a material adverse effect on our business, results of operations and financial condition.

Our lack of diversification may make us vulnerable to oversupplies in the market.

Most of the major U.S. film studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both means of distributing their products and stable sources of earnings that offset fluctuations in the financial performance of their motion picture and television operations. The number of films released by our competitors, particularly the major U.S. film studios, in any given period may create an oversupply of product in the market, and that may reduce our share of gross box-office admissions and make it more difficult for our films to succeed.

Our operating results depend on product costs, public tastes and promotion success.

We expect to generate our future revenue from the development and production of feature films. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these feature films. The revenues derived from the production of a feature film depend primarily on the feature film's acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the production costs incurred. Our Company currently has no revenue or material market following. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

Our business could be adversely impacted if we are unable to protect our intellectual property rights.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our movie rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

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If we fail to maintain effective internal controls over financial reporting, we may be subject to litigation and/or costly remediation and the price of our Common Stock may be adversely affected.

Failure to establish the required internal controls or procedures over financial reporting, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting and disclosure controls and procedures, our management and/or our auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of its internal control over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal control over financial reporting could adversely impact the price of our Common Stock and may lead to claims against us.

Risks Related to Industry

Success depends on external factors in the film industry.

Operating in the film production industry involves a substantial degree of risk. Each motion picture is a unique piece of art that depends on unpredictable audience reaction to determine commercial success. There can be no assurance that our feature films will be favorably received.

Technological advances may reduce demand for films.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

A decline in the popularity of entertainment, film and leisure activities could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for entertainment, film and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

Public tastes are unpredictable and subject to change and may be affected by changes in the country's political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers' disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers' disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and consumer products, which could adversely affect our revenues.

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Risks Related to Our Common Stock

We are a penny stock and shell company. Investing in our securities is considered a high risk and illiquid investment.

An investment in an early stage company such as ours involves a degree of risk, including the possibility that your entire investment may be lost. There can be no assurance that our business will be successful or profitable.  Because we are a penny stock company and shell company, even if we do fulfill our business goals, our stock may remain illiquid and a trading market may never develop.

Investors will have little control over operations.

Management has complete authority to make decisions regarding day-to-day operations, and may take actions with which investors disagree. Except for limited voting rights, investors will have no control over management and must rely exclusively upon their decisions.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officer, Danny Chan, holds approximately 27.18% and William Kruse holds approximately 28.04%, of the voting power of the Company. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur

We cannot assure you that a market will develop for our Common Stock or what the market price of our Common Stock will be.

There is a limited trading market for our Common Stock. There is no assurance that an active market for our Common Stock will develop as a result of our operation of the Almost Never business even if we are successful. If a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

In the event that we raise additional capital through the issuance of equity securities, or securities exercisable for or convertible into our equity securities, our stockholders could experience substantial dilution.

If we raise additional capital by issuing equity securities or convertible debt securities, our existing stockholders will likely incur immediate and substantial dilution. Further, any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding Common Stock.

Market conditions may adversely affect our Common Stock.

Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the film and entertainment industries, announcements made by our competitors or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance.

We will also be effected by market regulation and trends which may make trading in securities such as our, difficult or undesirable. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

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Our Common Stock is considered a "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is less than $5.00 per share and, therefore, is a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors to sell their shares.

Future sales of our Common Stock may depress our stock price.

Sales of a substantial number of shares of our Common Stock in the public market could cause a decrease in the market price of our Common Stock. We may issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. If a significant portion of these shares were sold in the public market, the market value of our Common Stock could be adversely affected.

Restrictions on the use of Rule 144 by shell companies could affect the resale of our shares.

We were previously considered a “shell” company. Historically, the SEC has taken the position that Rule 144 under the Securities Act, as amended, is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments and releases which prohibit the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As such, due to the fact that we were previously a shell company, holders of "restricted securities" within the meaning of Rule 144 (e.g. the former Almost Never Shareholders) will be subject to the conditions set forth herein. Therefore, sales under Rule 144 are prohibited for at least one year until we file current Form 10 type information as a “non-shell company.”

Our stock may be traded infrequently and in low volumes, so sales of our Common Stock at or near the quoted bid prices may not be possible.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the "pink sheets." In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

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We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our Common Stock.

Security analysts of major brokerage firms may not provide coverage of our Common Stock since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. The absence of such coverage limits the likelihood that an active market will develop for our Common Stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. It is often more difficult to obtain analyst coverage for companies whose securities are traded on the OTC Markets. We do not have any control over securities analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts cease to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

In order for us to remain in compliance with the rules of the OTC Markets, we will require future revenues to cover the cost of filings with the SEC, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

To date, cash dividends have not been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock, subject to the limitation outlined herein. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The risks above do not necessarily comprise all of those associated with an investment in the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

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Other sections of this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. However, the Company received an aggregate of $200,000 from the Selling Shareholders, which was used and is being used as follows:

Legal Expenses – Public Company	$50,000
Accounting Expenses	25,000
Entertainment Attorneys	25,000
Script Option Agreement	10,000
Film Development	90,000
Totals	$200,000

DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

THE SELLING SHAREHOLDERS

Selling Shareholders

10,000,000 shares of the Company’s common stock were sold to the Selling Shareholders, pursuant to stock purchase agreements, dated March 15, 2016, May 5, 2016, and November 18, 2016, respectively, each by and between the Company and the applicable Selling Shareholder. Each Selling Shareholder paid $.02 per share. The 10,000,000 shares held by the Selling Shareholders are included herein for registration.

All of the Selling Shareholders are individuals. The Selling Shareholders had no interactions with the Company prior to entering into the applicable stock purchase agreement, other than the introduction of the opportunity to invest and the negotiation of the applicable stock purchase agreement.

All expenses incurred with respect to the registration of the common stock will be borne by the Company, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Shareholders in connection with the sale of such shares.

Except as indicated below, none of the Selling Shareholders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

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The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of common stock being offered by the Selling Shareholders. The offer and sale of the shares are being registered herein. The Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders, respectively. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

			Number of
			Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

Bill Kotlar	3,125,975	1,750,000	1,375,975	.7%
Chu Wai Hung	2,500,000	2,500,000	0	0%
Jose M. Gonzalez R. Sr.	5,750,000	5,750,000	0	0%
Total	11,375,975	10,000,000	1,375,975	.7%
_________

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 10,000,000 shares of our common stock by the Selling Shareholders.

The Selling Shareholders, and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•	facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

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The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders, and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by any of the Selling Shareholders, or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The Selling Shareholders will be offering such shares for its own account. We do not know for certain how or when the Selling Shareholders will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution.

To permit the Selling Shareholders to resell the shares of common stock issued to it, we agreed to file a registration statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by this prospectus, other than the costs of our independent legal review. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by the Selling Shareholders that are covered by the registration statement have been sold by the Selling Shareholders pursuant to such registration statement and (ii) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC.

BUSINESS

Narrative Description of the Business

Business Development

SMACK Sportswear (“SMACK or the Company”) was originally incorporated in Nevada in October 2007. Through June 30, 2016, we were a manufacturer and seller of performance and lifestyle based indoor and sand volleyball apparel and accessories. As of July 31, 2015 we completed the disposition of certain assets of the Company to William Sigler, a former director of the Company; in connection with said transactions Mr. Sigler resigned and agreed to sell all his shares of common stock in the Company. As a result of the sale of certain inventory from the Company to Mr. Sigler, the Company is now considered a “shell company” (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

The Company is now focusing its efforts on seeking a business opportunity. The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market. We are now considered a “blank check” company.

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The selection of a business opportunity in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment. There is no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to our company and shareholders.

On January 15, 2016, pursuant to the share exchange agreement, among Almost Never Films Inc. f/k/a Smack Sportswear (the “Company”, “we,” “our” or “us”), Almost Never Films Inc. (“ANF”), an Indiana corporation, and the two shareholders of ANF (the “ANF Shareholders”), we issued to the ANF Shareholders, 1,000,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), par value $0.001 per share in exchange for all 100,000,000 shares of the issued and outstanding common stock of ANF (the “Share Exchange”). As a result of the Share Exchange, ANF became our wholly-owned subsidiary, and our business has become the business of ANF, effective January 15, 2016.

The share exchange was accounted for as a "reverse acquisition," and resulted in a recapitalization. Almost Never Films Inc. (Indiana) is deemed to be the acquirer for accounting purposes. The assets acquired and liabilities assumed were $6,566 and $598,869, respectively. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Almost Never Films Inc. (Indiana) and will be recorded at the historical cost basis of Almost Never Films Inc. (Indiana), and the combined financial statements after completion of the share exchange include the assets and liabilities of Almost Never Films Inc. (Indiana), historical operations of Almost Never Films Inc. (Indiana), and operations of Almost Never Films Inc. (Indiana) from the closing date of the share exchange. As a result of the issuance of the shares of our Series A Convertible Preferred Stock pursuant to the share exchange, a change in control of the Company occurred as of the date of consummation of the share exchange. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. The Company has not yet generated any revenue since the reverse acquisition.

On February 29, 2016, the stockholders of Smack voted to amend the Articles of Incorporation of the Company to (i) increase the authorized capital of the Company to 200,000,000 shares of common stock and (ii) to change the name of the Company to “Almost Never Films Inc.” which took effect on March 2, 2016.

The Company has 5,000,000 authorized preferred shares with no par value.

Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to the Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana), with a value of $10,000.

On March 4, 2016, all 1,000,000 preferred shares were converted into 100,000,000 common shares.

There were no shares of preferred stock issued and outstanding as of June 30, 2016.

On March 8, 2016, the Company executed a Stock Purchase Agreement with a shareholder. Pursuant to the Stock Purchase Agreement, the Company sold, and said shareholder purchased, an aggregate of 49,720,000 shares of the Company’s Common Stock at a price of $0.005 per share in exchange for the cancellation of and discharge of certain promissory notes issued by the Company and payable to said shareholder. The foregoing issuance was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

In March 2016, the Company entered into two share purchase agreements with two investors for 4,250,000 common shares at $0.02 per share for total proceeds of $85,000. In May 2016, the Company entered into a share purchase agreement with an investor for 2,500,000 common shares at $0.02 per share for total proceeds of $50,000. In November 2016, the Company entered into a share purchase agreement with an investor for 5,750,000 common shares at $0.02 per share for total proceeds of $115,000.

Criteria

We are a film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

The Company was originally incorporated in Nevada in October 2007 as Smack Sportswear (“Smack”), which originally manufactured and sold performance and lifestyle based indoor and sand volleyball apparel and accessories. The Company is now an independent film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

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Share Exchange and Recapitalization

On January 15, 2016, Smack entered into a share exchange agreement with Almost Never Films Inc., a private company incorporated in Indiana on July 8, 2015, and its two shareholders, Danny Chan and Derek Williams.

Pursuant to the agreement, Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana). As a result of the share exchange, Almost Never Films Inc. (Indiana) became Smack’s wholly-owned subsidiary, and Mr. Chan and Mr. Williams acquired a controlling interest in the Company.

The share exchange was accounted for as a "reverse acquisition," and resulted in a recapitalization. Almost Never Films Inc. (Indiana) is deemed to be the acquirer for accounting purposes. The assets acquired and liabilities assumed were $6,566 and $598,869, respectively. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Almost Never Films Inc. (Indiana) and will be recorded at the historical cost basis of Almost Never Films Inc. (Indiana), and the combined financial statements after completion of the share exchange include the assets and liabilities of Almost Never Films Inc. (Indiana), historical operations of Almost Never Films Inc. (Indiana), and operations of Almost Never Films Inc. (Indiana) from the closing date of the share exchange. As a result of the issuance of the shares of our Series A Convertible Preferred Stock pursuant to the share exchange, a change in control of the Company occurred as of the date of consummation of the share exchange. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. The Company has not yet generated any revenue since the reverse acquisition.

On February 29, 2016, the stockholders of Smack voted to amend the Articles of Incorporation of the Company to (i) increase the authorized capital of the Company to 200,000,000 shares of common stock and (ii) to change the name of the Company to “Almost Never Films Inc.” which took effect on March 2, 2016.

We continue to be a "smaller reporting company," as defined under the Exchange Act, following the Share Exchange.

We were previously a “shell company”, as defined under the Exchange Act, following the Share Exchange. However, as described in our Form 8-K, filed on November 18, 2016, we ceased being a “shell company” and began more than nominal operations on November 16, 2016, upon entering into a collaboration agreement with Konwiser Brothers Media.

History

As described above, we were incorporated in Nevada in October 2007 under the name SMACK Sportswear under which we manufactured and sold performance and lifestyle based indoor and sand volleyball apparel and accessories. As a result of the sale of certain inventory from the Company to Mr. Sigler in July 2015, the Company became a “shell company” (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended). As a result of the Share Exchange, we acquired the proposed business of Almost Never.

Almost Never, our wholly-owned subsidiary upon the closing of Share Exchange, was incorporated in the State of Indiana on July 8, 2015. As a result of the Share Exchange, the Company amended its Articles of Incorporation to change its name from “Smack Sportswear” to “Almost Never Films Inc.” to more accurately reflect its new business. We also changed the Company’s OTCQB trading symbol to "HLWD".

We currently have authorized 205,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Common Stock, and (ii) 5,000,000 shares designated as preferred stock containing such rights, privileges and designations as our Board of directors may, from time to time, determine. As of the date of this Report, an aggregate of 177,707,623 shares of our Common Stock are issued and outstanding and 10,000,000 common stocks subscribed.

On March 4, 2016, all 1,000,000 preferred shares were converted into 100,000,000 common shares. In March 2016, the Company entered into two share purchase agreements with two investors for 4,250,000 common shares at $0.02 per share for total proceeds of $85,000. In May 2016, the Company entered into a share purchase agreement with an investor for 2,500,000 common shares at $0.02 per share for total proceeds of $50,000. In November 2016, the Company entered into a share purchase agreement with an investor for 5,750,000 common shares at $0.02 per share for total proceeds of $115,000.

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On March 8, 2016, the Company executed a Stock Purchase Agreement with a shareholder. Pursuant to the Stock Purchase Agreement, the Company sold, and said shareholder purchased, an aggregate of 49,720,000 shares of the Company’s Common Stock at a price of $0.005 per share in exchange for the cancellation of and discharge of certain promissory notes issued by the Company and payable to said shareholder. The foregoing issuance was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Our principal executive office is now located at 13636 Ventura Blvd #475, Sherman Oaks, CA 91423.

Our Business

We are an independent film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

Our proposed business is to facilitate relationships (and as such, provide production related services) between creative talent (including writers, actors and directors) and companies who produce, finance and distribute motion pictures. We intend to acquire or license rights to materials upon which we believe motion pictures can be based (screenplays, books, short stories etcetera, which are referred to within the entertainment industry as the “underlying property”). We may further develop an underlying property by contracting for additional writing services and/or by bringing in new writers to perform “polishes” or “rewrites” on a particular underlying property.

If we are satisfied with the creative state of the underlying property, we then intend to make offers to directors and/or actors, to perform services in connection with a particular motion picture based on that underlying property. These offers are very often contingent and subject to the satisfaction of certain production elements, such as financier approval of the screenplay and the financier’s selection of a start date for principal photography.

If a director or actors accepts one of our offers, the director or actors are said to be “attached” to the motion picture project. Armed with the underlying property and the attached creative element(s) (these elements are often called the “package” in Hollywood), we may then approach third party financiers seeking financing as well as distribution for the potential motion picture. Another approach that we may take is to contact the financiers first, seeking first to produce the film, and then with a finished (or nearly finished) motion picture product, obtain distribution for the picture.

Motion Picture Property Acquisition Process

Our acquisition process is the process by which we intend to acquire or license “underlying properties”. In turn, we expect to use those properties to attract creative talent (including writers, actors and directors) to the potential motion picture project. If successful, we will then grant or license out those rights to third party financiers of motion pictures, who will then contract with the creative talent we have attracted to the property as well as finance, produce and distribute/exploit the motion picture.

Almost Never Feature Film Production

Our initial primary involvement with feature film production is in the area of the development of “underlying properties”. We intend to engage third parties to produce, finance and exploit/distribute the motion picture “packages” we put together. We may also provide production expertise (i.e. “production services”) to the third party producer and/or financier of the motion picture in question. If we do provide production expertise, we, or members of our executive team, Danny Chan and Derek Williams, may be credited as “producers” or “executive producers” of the particular film in question. We expect to primarily derive our income from producer fees, consulting and service fees as well as our participation in the profits of the various pictures produced by third parties, that were developed and/or “packaged” by us.

Our feature film strategy generally is to perform production services, develop and/or produce feature films when the production budgets for the films are expected to be entirely or substantially covered by a third party. In this way, we believe our risk is, by in large, only the capital required, if any, to develop and package the motion picture project. The entirety of the production budget, as well as any costs associated with distributing and/or exploiting the motion pictures in question, will be expected to be borne by a third party or parties who have the resources and expertise to produce and/or distribute motion pictures.

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Distributing Almost Never Motion Pictures

Currently, we do not intend to directly distribute motion pictures. Instead, when we seek financing for our motion picture “packages,” the distribution rights are often obtained by the financier as collateral for their investment; in other words, third parties purchase the world-wide exploitation and distribution rights to a motion picture for the cost it takes to produce the motion picture.

Foreign Markets

In general, a very important portion of the financing for “independent” (i.e., not produced by a major studio or one of their subsidiaries) motion pictures comes from the “foreign markets” (i.e., those markets outside of the United States and English-speaking Canada). With respect to productions we are associated with, the third party financier owns and/or controls the production rights and uses these rights as collateral or purchases the rights outright in connection with the funding of the pictures we develop.

Profit Participation

Our profit participation in motion picture projects will be determined by a calculation that assumes that all “negative costs” (production costs) of the picture (including, but not limited to, costs for development, principal photography and post-production) and “distribution expenses” (including, but not limited to, costs for marketing the film at various international film markets as well as costs associated with the delivery of the film and the physical elements to the various licensees of the film) are recovered by the financier plus interest thereon. After repayment of all negative costs, distribution expenses and interest thereon, the financier/distributor will charge a “distribution fee” (often a percentage of the gross income) for performing any sales or distribution services in connection with the picture. Following the payment of distribution fees and other costs, any amounts payable to creative elements that are contingent compensation (including, but not limited to, deferred compensation and bonuses) are paid to those third parties. Any money remaining is considered net profits from which profit participation is derived.

Competition

The motion picture industry is intensely competitive. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, pay television systems, and online streaming media companies such as Netflix, Hulu, and Amazon Prime. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal. Our competitors range from small independent producers to well financed established film studios, particularly, major U.S. film studios.

Intellectual Property

We believe that intellectual property will be material to our business and we will expend cost and effort in an attempt to develop and protect our intellectual property and to maintain compliance vis-à-vis other parties' intellectual property. Our ability to protect and enforce our intellectual property rights is subject to certain risks. Enforcement of intellectual property rights is costly and time consuming.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. We cannot offer any assurances that we will prevail in any intellectual property dispute.

Industry Background

The Feature Film Industry . The feature film industry encompasses the development, production and exhibition of feature-length motion pictures and their subsequent distribution in the online, DVD, television, video on demand and other ancillary markets. The major studios dominate the industry, some of which have divisions that are promoted as "independent" distributors of motion pictures, including Universal Pictures, Warner Bros Entertainment (also known as Warner Bros. Studios, Inc., Warner Bros. Pictures, Inc. commonly called Warner Bros., or simply WB) including subsidiaries New Line Cinema and Castle Rock Entertainment & DC Entertainment, Twentieth Century Fox, Sony Pictures Entertainment (including Columbia Pictures and Tristar Pictures), Paramount Pictures, Walt Disney Studios, MGM Holdings and Lions Gate Entertainment. In recent years, however, true "independent" motion picture production and distribution companies have played an important role in the production of motion pictures for the worldwide feature film market.

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Independent Feature Film Production and Financing . Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the "blockbuster" product produced by the major studios. They also do not have the capital necessary to maintain the substantial overhead that is typical of such studios' operations. Independent producers target their product at specialized markets and usually produce motion pictures with budgets of less than $25 million. Generally, independent producers do not maintain significant infrastructure. They instead hire only creative and other production personnel and retain the other elements required for development, pre-production, principal photography and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions and joint ventures rather than out of operating cash flow. They generally complete financing of an independent motion picture prior to commencement of principal photography to minimize risk of loss.

Independent Feature Film Distribution . Motion picture distribution encompasses the exploitation of motion pictures in theatres and in markets, such as the DVD, pay-per-view, pay television, free television and ancillary markets, such as hotels, airlines and streaming films on the Internet. Independent producers do not typically have distribution capabilities and rely instead on pre-sales to North American and international distributors. Generally, the local distributor will acquire distribution rights for a motion picture in one or more of the aforementioned distribution channels from an independent producer. The local distributor will agree to advance the producer a non-refundable minimum guarantee. The local distributor will then generally receive a distribution fee of between 20% and 35% of receipts, while the producer will receive a portion of gross receipts in excess of the distribution fees, distribution expenses and monies retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

Government Regulation

The Company is not currently subject to any direct government regulations, other than the securities laws and the regulations thereunder applicable to all publicly owned companies and laws and regulations applicable to general businesses. It is possible that certain laws and regulations may be adopted at the local, state, national and international level that could affect the Company's operations. Changes to such laws could create uncertainty in the marketplace which could reduce demand for the Company's products or increase the cost of doing business as a result of costs of litigation or a variety of other such costs, or could in some other manner have a material adverse effect on the Company's business, financial condition, results of operations and prospects. If any such law or regulation is adopted it could limit the Company's ability to operate and could force the business operations to cease, which would have a significantly negative effect on the Company.

Employees

The Company currently has no employees other than Danny Chan, our Chief Executive Officer and Chief Financial Officer, and Derek Williams, our Chief Operating Officer, who will operate the Company.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

Our investor relations department can be contacted at our principal executive office at 13636 Ventura Blvd #475, Sherman Oaks, CA 91423. Our phone number is (213) 296-3005.

Insurance

We will attempt to acquire insurance as needed for each individual film production. We cannot guarantee that such insurance will cover any potential damages, injuries or liabilities or that it will be available at a reasonable price.

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MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of HLWD from inception (July 8, 2015) through June 30, 2016, and for the three months ended September 30, 2016 and 2015 and the notes thereto.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to HLWD or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in HLWD’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. HLWD disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Results of Operations from Inception (July 8, 2016) to June 30, 2016

Revenue and Cost of Goods Sold

From inception (July 8, 2015) to June 30, 2016, the Company generated no revenues or cost of goods sold

General and Administrative Expenses and Professional Fees

General and administrative expenses for the period ended June 30, 2016, was $15,161. Professional fees for the period ended June 30, 2016 was $58,393.

Other Expense

During the period ended June 30, 2016, the Company had interest expense of $6,650 relating to its notes payable. The Company also incurred a loss on debt settlement of $745,800.

Net Loss

Our net loss for the period from inception to June 30, 2016 was $826,004.

Liquidity and Capital Resources

As of June 30, 2016, we had cash of $84,967, negative working capital of $278,906 and an accumulated deficit of $826,004.

Cash flows used in operating activities

During the period ended June 30, 2016, the Company used cash flows in operating activities of $60,033. A net loss of $826,004 was offset by a loss on debt settlement of $745,800, a decrease in prepaid expenses that generated $3,440 of cash, and an increase in accounts payable that generated $16,731.

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Cash flows provided by financing activities

During the period ended June 30, 2016, the Company was provided $145,000 of cash flows from financing activities. Proceeds from common share issuance was $135,000, and proceeds from preferred share issuance was $10,000.

Non-Cash Investing and Financing Activity

During the period ended June 30, 2016, the Company assumed net liabilities through a recapitalization of $592,302 and issued common stock to settle a note payable for $248,600. In addition, non-cash transactions involved a stock subscription receivable of $65,000 and there was non-cash preferred stock converted to common stock of $100,000.

Going Concern

The accompanying consolidated condensed financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. From inception through June 30, 2016, the Company incurred a net loss of $826,004 and cash used in operating activities was $60,033, and as of that date, is delinquent in payments of $271,398 for payroll and sales taxes. The Company is also delinquent on a note payable $66,613 as of August 2016. As of June 30, 2016, the Company had a working capital deficiency of $278,906 and an accumulated deficit of $826,004. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion and an identification of new business opportunities. During the period ended June 30, 2016, the Company raised $135,000 from investors to pay past obligations and to allow the Company to continue operating in its shell status. Management believes this funding and future funding will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow it to continue looking for opportunities to acquire operating companies or merge with other operational entities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing, or cause substantial dilution for our stock holders, in case of equity financing.

Results of Operations

For the three months ended September 30, 2016 compared to September 30, 2015

During the three months ended September 30, 2016, the Company had no revenue and incurred $4,060 on general and administrative expenses and $13,465 on professional fees. The Company’s professional fees were primarily for ongoing regulatory requirements. During the three months ended September 30, 2015, the Company had no revenue and incurred $659 on general and administrative expenses.

Other Expense

During the three months ended September 30, 2016, the Company incurred interest expenses of $1,679, relating to an unsecured promissory notes payable. During the three months ended September 30, 2015, the Company incurred no interest expenses.

Net Loss

The Company’s net loss for the three months ended September 30, 2016 was $19,204. The Company’s net loss for the three months ended September 30, 2015 was $659.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2016, we had a cash balance of $71,098. We do not have sufficient funds to operate for the next twelve months. There can be no assurance that additional capital will be available to the Company. We currently have no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Going Concern Consideration

The accompanying condensed consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying condensed consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. During the three months ended September 30, 2016, the Company incurred a net loss from continuing operations of $19,204 and cash used in operating activities was $13,869. As of September 30, 2016, the Company is delinquent in payments of $271,398 for payroll and sales taxes and of $66,613 of a note payable. As of September 30, 2016, the Company had a working capital deficiency of $298,110 and a shareholders’ deficit of $845,208. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion and an identification of new business opportunities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing, or cause substantial dilution for our stock holders, in case of equity financing.

There were no cash flows used in investing activities or financing in the three months ended September 30, 2016. We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of debt and our offering of shares of common stock is currently sufficient to fund our operating expenses, we anticipate we will need to raise additional funds in the future so that we can expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Critical Accounting Policies, Estimates, and Judgments

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. We continually evaluate our estimates and judgments, our commitments to strategic alliance partners and the timing of the achievement of collaboration milestones. We base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known. Besides the estimates identified above that are considered critical, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. These estimates and judgments are also based on historical experience and other factors that are believed to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known, even for estimates and judgments that are not deemed critical.

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DESCRIPTION OF PROPERTY

The Company’s headquarters are located 13636 Ventura Blvd #475, Sherman Oaks, CA 91423. Our phone number is (213) 296-3005. Management believes that our current leased property will be sufficient for its current and immediately foreseeable administrative needs.

LEGAL PROCEEDINGS

As of November 21, 2016, we were not a party to any legal proceedings that could have a material adverse effect on the Company’s business, financial condition or operating results. Further, to the Company’s knowledge, no such proceedings have been threatened against the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Corporate Governance.

The company has two officers, Danny Chan, President, Chief Executive Officer and Secretary, and Steve Raivio, Chief Operating Officer. Each officer of the Company works full-time for the Company, dedicating forty hours per week each on an ongoing basis. Both are compensated accordingly. The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background as of the date of this filing:

Name:	Position:	Age:

Danny Chan	Chief Executive Officer, Chief Financial Officer and Director	39
Derek Williams	Chief Operating Officer	35

Danny Chan, 39, Chief Executive Officer, Chief Financial Officer, Director. Danny Chan joined us as Chief Executive Officer, Chief Financial Officer and a director of our Board on January 15, 2016. Since October of 2012 to Present, Mr. Chan serves as a managing director of Iconic Private Equity Partners. From July of 2010 to September of 2012 Mr. Chan served as managing director of Raider Capital Corporation. Mr. Chan earned a bachelor's degree in finance from Indiana University.

Derek Williams, 35, Chief Operating Officer. Derek Williams joined us as Chief Operating Officer on January 15, 2016. Since February 2013 to present, Mr. Williams has been a private investor managing his family estate while also creating fine art for his private clientele.

Mr. Williams has over thirteen years of experience working on visual effects in Hollywood. While attending university he began his film career working on Looney Toons Back in Action and A Cinderella Story. From May of 2012 to January of 2013, Mr. Williams held a position with GS Entertainment working on visual effects. From December of 2011 to May of 2012, Mr. Williams held a position at leading visual effects company Pixel Magic. He was responsible for coordinating a multinational 3D conversion team with offices in Los Angeles, Lafayette Louisiana, and India. Films Mr. Williams has worked on for both visual effects and 3D conversion include movies such as Harry Potter Deathly Hollows Part I and II, Jonah Hex, Chronicles of Narnia: The Voyage of The Dawn Treader, The Help, Fright Night, The Twilight Saga: Breaking Dawn Part I, Ghost Rider Spirit of Vengeance, Men In Black 3, The Conjuring, Gangster Squad, Beautiful Creatures, Looper, After Earth, Secretariat and Thunderstruck.

Mr. Williams is a graduate of Occidental College.

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Penalties or Sanctions

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Personal Bankruptcies

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, nor any personal holding company of any such person has, within the last ten years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Employment Agreements

We currently do not have employment agreements with any our directors and executive officers.

Term of Office

All directors hold office for a one (1) year period, as dictated at the annual meeting, and have been duly elected and qualified. Directors will be elected at the annual meetings to serve for one-year terms. The Company does not know of any agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors of HLWD or any of its subsidiaries or any committee thereof. Any non-employee director of HLWD or its subsidiaries is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors, although no such committee has been established. Each executive officer of HLWD is appointed by and serves at the discretion of the Board of Directors.

None of the officers or directors of HLWD is currently an officer or director of a company required to file reports with the Securities and Exchange Commission, other than HLWD.

Family Relationships

None.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Director independence

Currently, the majority of the board of HLWD is not considered “independent” board members.

Board meetings and committees; annual meeting attendance

In 2016 the Board of Directors held no meetings.

On January 15, 2016, Doug Samuelson resigned as a Director of the Company, effective as of February 12, 2016. Mr. Samuelson confirmed that he had no disagreement with the Company.

Shareholder communications

The Company does not have a process for security holders to send communications to the board of directors due to the fact that our securities are not traded on a stock exchange.

Board Leadership structure and role in risk oversight

Mr. Chan, who is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors. Derek Williams is also a member of the Board of Directors. Board leadership follows the guidelines in COSO’s Enterprise Risk Management – Integrated Framework model for is risk oversight assessments.

Committees of the Board of Directors

Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation

No compensation has been paid and no stock options granted to any of our officers or directors in the last three fiscal years.

Employment Agreements

We have no written employment agreements with any of our executive officer or key employee.

Equity Incentive Plan

We have not adopted an equity incentive plan.

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Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Code of Ethics

We have not adopted a Code of Ethics.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Evaluation of Disclosure Controls and Procedures

Our disclosure controls and procedures, as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in rules and forms adopted by the SEC, and that such information is accumulated and communicated to management, including the Interim Chief Executive Officer and the Chief Financial Officer, to allow timely decisions regarding required disclosures.

Management, with the participation of the Interim Chief Executive Officer and the Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on such evaluation, the Interim Chief Executive Officer and the Chief Financial Officer concluded that, our disclosure controls and procedures were not effective. Our disclosure controls and procedures were not effective because of the “material weaknesses” described below under “Management's Report on Internal Control over Financial Reporting,” which are in the process of being remediated as described below under “Management Plan to Remediate Material Weaknesses.”

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Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting, as defined in rules promulgated under the Exchange Act, is a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer and affected by our Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and our Board of Directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable, not absolute, assurance that the objectives of the control system are met and may not prevent or detect misstatements. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process, and it is possible to design into the process safeguards to reduce, though not eliminate this risk. Further, over time control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of June 30, 2016. In making its assessment, management used the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on its assessment, management has concluded that we had certain control deficiencies described below that constituted material weaknesses in our internal controls over financial reporting. As a result, our internal control over financial reporting was not effective as of June 30, 2016.

A “material weakness” is defined under SEC rules as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis by the company's internal controls. As a result of management's review of the investigation issues and results, and other internal reviews and evaluations that were completed after the end of quarter related to the preparation of management's report on internal controls over financial reporting required for this annual report on Form 10-K, management concluded that we had material weaknesses in our control environment and financial reporting process consisting of the following:

1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and

2) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements.

We do not believe the material weaknesses described above caused any meaningful or significant misreporting of our financial condition and results of operations for the year ended June 30, 2016. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

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Changes in Internal Control over Financial Reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

EXECUTIVE COMPENSATION

Mr. Danny Chan and Mr. Derek Williams are the officers of HLWD after the closing of the acquisition, namely January 15, 2016. The following table sets forth the compensation earned during the years ended June 30, 2016 and 2015 and paid by HLWD to the officers who became officers of the Company on January 15, 2016:

				Long Term Compensation Awards Securities Underlying Options
		Annual Compensation		All Other
Name and Principal Position		Salary ($)	Bonus ($)	Compensation	Total

Danny Chan, CEO	2016	$0	$0	-	0
	2015	$0	$0	-
	2014	$0	$0	-	0
				-
Derek Williams, COO	2016	$0	$0	-	0
	2015	$0	$0	-	0
	2014	$0	$0	-	0

Outstanding Equity Awards at Fiscal Year-End

The Company has not issued any equity awards during fiscal years 2016, 2015 and 2014.

Director and Executive Compensation

No compensation has been paid and no stock options granted to any of our officers or directors in the last three fiscal years.

Employment Agreements

We have no written employment agreements with any of our executive officer or key employee.

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Equity Incentive Plan

We have not adopted equity incentive plan.

Director’s Compensation

The following table sets forth the Company’s fees and compensation paid or earned by directors for the fiscal years 2014, 2013 and 2012.

DIRECTORS COMPENSATION

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Plan Compensation	All Other Compensation(3)	Total

Danny Chan (1)	2016	$-	$-	$-	$-	$-	$-	$-	$-
	2015	$-	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-	$-

Derek Williams (2)	2016	$-	$-	$-	$-	$-	$-	$-	$-
	2015	$-	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-	$-

________

(1)	Appointed as an officer and director effective January 15, 2016.
(2)	Appointed as a director effective February 12, 2016.

The Board of Directors has received no compensation for their roles on the Board. They have not earned fees, stock awards, option awards, or non-equity incentive plan compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Beneficial Ownership of more than 5% of any class of HLWD’s voting securities.

As of December 1, 2016 the Company had 190,207,623 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of December 1, 2016 by each person who is known to have beneficial ownership of more than 5% of any class of HLWD’s voting securities:

Name and Address of Beneficial Owner(1)	Number of Shares Owned Percentage of Ownership

Danny Chan
13636 Ventura Blvd #475, Sherman Oaks, CA 91423	51,706,084	27.18%

Derek Williams 13636 Ventura Blvd #475, Sherman Oaks, CA 91423	0	0%

Frank Gillen
13636 Ventura Blvd #475, Sherman Oaks, CA 91423	51,088,872	26.85%

William R. Kruse
13636 Ventura Blvd #475, Sherman Oaks, CA 91423	53,336,087	28.04%

All Officers and Directors as a Group	51,706,084	27.18%

32

Security Ownership of Certain Beneficial Owners

As of November 21, 2016, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who is not listed in the above referenced table.

Change in Control Arrangements

As of November 21, 2016, there are no arrangements that would result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

During our last fiscal year and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction worth more than $120,000 to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or,

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Controlling Persons

The Company is not aware of any agreements or understandings by a person or group of persons that could be construed as a controlling person.

Director Independence

Our board of directors consists of Mr. Chan. The board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships set forth in this prospectus under the heading “Certain Related Person Transactions). After review of the Directors by the Board, and specifically by the Chairman of the Board, it has been determined that no board members are considered independent. The Company uses the term “independent” as described by NASDAQ.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 200,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law.

33

Preferred Stock

The Company has 5,000,000 authorized preferred shares with no par value.

Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to the Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana), with a value of $10,000.

On March 4, 2016, all 1,000,000 preferred shares were converted into 100,000,000 common shares.

There were no shares of preferred stock issued and outstanding as of November 21, 2016.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “HLWD.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated, while we were operating as Almost Never Films, Inc. following the aforementioned Share Exchange Agreement. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.(1)

	2016 Price Range
	High	Low

First Quarter	0.04	0.02
Second Quarter	0.04	0.02
Third Quarter	0.04	0.01
Fourth Quarter	0.03	0.01

(1) Based upon 12/31/16 year ends

The closing sales price of the Company’s common stock as reported on November 21, 2016, was $0.02 per share.

Holders

As of the date of this report there were approximately 79 holders of record of Company common stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

Transfer Agent

The stock transfer agent for our securities is Empire Stock Transfer Inc. of Henderson, Nevada. Their address is 1859 Whitney Mesa Dr., Henderson, NV 89014. Their phone number is (702) 818-5898.

34

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plan.

Other Compensation Arrangements

HLWD has not secured any other compensation arrangements as of September 30, 2016.

Recent Sales of Unregistered Securities

During the year ended June 30, 2016, the Company completed the following unregistered sales of equity securities, each pursuant to a stock purchase agreement, all pursuant to Rule 506(b) of Regulation D:

1. Frank Gillen purchased 49,720,000 shares at a price of $0.005 per share, on March 8, 2016.

2. Bill Kotlar purchased 1,750,000 shares for $.02 per share, on March 15, 2016.

3. Chu Wai Hung purchased 2,500,000 shares for $.02 per share, on May 5, 2016

4. William R Kruse purchased 2,500,000 shares for $.02 per share, on March 16, 2016

During the quarter ended September 30, 2016, the Company had no sales of unregistered securities.

Subsequent to the three months ended September 30, 2016, the Company completed the following unregistered sale of equity securities, pursuant to a stock purchase agreement, dated November 18, 2016:

1. Jose M. Gonzalez R. Sr. purchased 5,750,000 shares at a price per share of $.02.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of the Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

35

Common Stock Currently Outstanding

As of December 1, 2016, all of our currently outstanding shares consist of 190,207,623 shares of common stock.

Reports to Stockholders

We have filed all necessary periodic reports, and other information with the SEC. We have provided annual reports to our stockholders containing audited financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The following disclosure is with respect to not only the Company, but also with respect to the Company’s subsidiary entity.

On August 23, 2016, the Company, dismissed Somerset CPAs, PC ("Somerset"). Somerset had not yet provided the Company with an auditor report to be contained in any financial statements of the Company. There had been no disagreements with Somerset on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from appointment on January 22, 2016 to June 30, 2016.

On August 23, 2016, the Company engaged Simon & Edward, LLP as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Simon & Edward, LLP. The decision to hire Simon & Edward, LLP was approved by the Company's Board of Directors.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Our most current audited consolidated financial statements for the year ending June 30, 2016 are included in this prospectus have been so included in reliance on the reports of Simon & Edward, LLP, Los Angeles, California, independent public accountants, given on this firm’s authority as experts in auditing and accounting.

36

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number _________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Almost Never Films Inc.

13636 Ventura Blvd #475

Sherman Oaks, CA 91423

Telephone: (213) 296-3005

37

Financial Statements

PART I - FINANCIAL INFORMATION

38

3230 Fallow Field Drive Diamond Bar, CA 91765 Tel: +1 (909) 839-0188 Fax: +1 (909) 839-1128

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Almost Never Films Inc.

We have audited the accompanying consolidated balance sheet of Almost Never Films Inc. and Subsidiaries (collectively the “Company”) as of June 30, 2016 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the period from July 8, 2015 (Date of inception) to June 30, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at June 30, 2016 and the results of its consolidated operations and its cash flows for the period from July 8, 2015 (Date of inception) to June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company had no operating income over the period from July 8, 2015 (Date of inception) to June 30, 2016, and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Simon & Edward, LLP

Los Angeles, California

October 7, 2016

F-1

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear, Inc.

Consolidated Balance Sheet

June 30, 2016
ASSETS
Current Assets
Cash and cash equivalents	$84,967
Prepaid expense	3,126
Total Current Assets	88,093
TOTAL ASSETS	88,093

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued Liabilities	$28,988
Payroll taxes and sales taxes payable	271,398
Due to former shareholder and officer	-
Notes payable - related parties	-
Note payable	66,613
Other payables	-
Total Current Liabilities	366,999

Notes payable - related parties	-
Total Liabilities	366,999

Stockholders’ Deficit
Preferred stock, no par value, 5,000,000 shares authorized;
Series A voting preferred stock, 2,000,000 shares authorized; No shares issued and outstanding	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 177,707,623 shares issued and outstanding	177,708
Common stock subscribed	10,000
Stock subscription receivable	(65,000)
Additional paid-in capital	424,390
Accumulated deficit	(826,004)
Total Stockholders’ Deficit	(278,906)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$88,093

The accompanying notes are an integral part of these financial statements.

F-2

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear, Inc.

Consolidated Statements of Operations and Comprehensive Loss

July 8, 2015
(Inception) to
June 30, 2016

REVENUE	$-

OPERATING EXPENSES
General and administrative expenses	15,161
Professional fees	58,393
Total Operating Expenses	73,554

LOSS FROM OPERATIONS	(73,554)

OTHER EXPENSE
Interest expense	(6,650)
Loss on debt settlement	(745,800)
(752,450)

LOSS BEFORE INCOME TAXES	(826,004)

Provision for income taxes	-

NET LOSS	$(826,004)

COMPREHENSIVE LOSS	$(826,004)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Net loss per share	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	62,171,924

The accompanying notes are an integral part of these financial statements.

F-3

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear, Inc.

Consolidated Statement of Stockholders' Deficit

	Preferred Stock		Common Stock		Common		Additional		Total Stockholders'
	Number of		Number of		Stock	Subscription	Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Subscribed	Receivable	Capital	Deficit	(Deficit)

Balance - July 8, 2015	-	$-	-	$-	$-	$-	$-	$-	$-
Preferred stock issued for cash	1,000,000	-	-	-	-	-	10,000	-	10,000
Recapitalization	-	-	27,987,623	27,988	-	-	(620,290)	-	(592,302)
Preferred stock converted to common stock	(1,000,000)	-	100,000,000	100,000	-	-	(100,000)	-	-
Common stock issued for debt	-	-	49,720,000	49,720	-	-	944,680	-	994,400
Common stock subscribed	-	-	-	-	10,000	(65,000)	190,000	-	135,000
Net loss	-	-	-	-	-	-	-	(826,004)	(826,004)
Balance - June 30, 2016	-	$-	177,707,623	$177,708	$10,000	$(65,000)	$424,390	$(826,004)	$(278,906)

The accompanying notes are an integral part of these financial statements.

F-4

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear, Inc.

Consolidated Statement of Cash Flows

July 8, 2015
(Inception) to
June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(826,004)
Adjustments to reconcile net loss to net cash from operating activities:
Loss on debt settlement	745,800
Changes in operating assets and liabilities:
Prepaid expense	3,440
Accrued liabilities	16,731
Net cash used in operating activities	(60,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common share issuance	135,000
Proceeds from preferred share issuance	10,000
Net cash provided by financing activities	145,000

Net increase in cash and cash equivalents	84,967
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$84,967

Supplemental Cash Flow Disclosures
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-Cash Investing and Financing Activity:
Net liabilities assumed in recapitalization	$(592,302)
Common stock issued for note payable	$248,600
Stock subscription receivable	$(65,000)
Preferred stock converted to common stock	$100,000

The accompanying notes are an integral part of these financial statements.

F-5

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2016

NOTE 1 - ORGANIZATION, OPERATIONS AND BASIS OF ACCOUNTING

Nature of the Business

The Company (“Almost Never Films Inc.”) was originally incorporated in Nevada in October 2007 as Smack Sportswear (“Smack”), which originally manufactured and sold performance and lifestyle based indoor and sand volleyball apparel and accessories. The Company is now an independent film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

Share Exchange and Recapitalization

On January 15, 2016, Smack entered into a share exchange agreement with Almost Never Films Inc., a private company incorporated in Indiana on July 8, 2015, and its two shareholders, Danny Chan and Derek Williams.

Pursuant to the agreement, Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana). As a result of the share exchange, Almost Never Films Inc. (Indiana) became Smack’s wholly-owned subsidiary, and Mr. Chan and Mr. Williams acquired a controlling interest in the Company.

The share exchange was accounted for as a "reverse acquisition," and resulted in a recapitalization. Almost Never Films Inc. (Indiana) is deemed to be the acquirer for accounting purposes. The assets acquired and liabilities assumed were $6,566 and $598,869, respectively. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Almost Never Films Inc. (Indiana) and will be recorded at the historical cost basis of Almost Never Films Inc. (Indiana), and the combined financial statements after completion of the share exchange include the assets and liabilities of Almost Never Films Inc. (Indiana), historical operations of Almost Never Films Inc. (Indiana), and operations of Almost Never Films Inc. (Indiana) from the closing date of the share exchange. As a result of the issuance of the shares of our Series A Convertible Preferred Stock pursuant to the share exchange, a change in control of the Company occurred as of the date of consummation of the share exchange. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. The Company has not yet generated any revenue since inception.

On February 29, 2016, the stockholders of Smack voted to amend the Articles of Incorporation of the Company to (i) increase the authorized capital of the Company to 200,000,00 shares of common stock and (ii) to change the name of the Company to “Almost Never Films Inc.” which took effect on March 2, 2016.

The new symbol of the Company is HLWD.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. During the period from July 8, 2015 to June 30, 2016, the Company incurred a net loss from continuing operations of $826,004 and cash used in operating activities was $60,033. As of June 30, 2016, the Company is delinquent in payments of $271,398 for payroll and sales taxes. The Company is also delinquent on a note payable $66,613 as of August 2016. As of June 30, 2016, the Company had a working capital deficiency of $278,906 and an accumulated deficit of $826,004. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

F-6

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion and an identification of new business opportunities. During the period ended June 30, 2016, the Company raised $135,000 from investors to pay past obligations and to allow the Company to continue operating in its shell status. Management believes this funding and future funding will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow it to continue looking for opportunities to acquire operating companies or merge with other operational entities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing, or cause substantial dilution for our stock holders, in case of equity financing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Team Sports Superstore (Inactive) and Almost Never Films Inc. (Indiana). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing the fair value of common stock issued for services, among others. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

F-7

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

As of June 30, 2016, the balances reported for cash and accrued expenses approximate their fair value because of their short maturities. Notes payable are recorded at agreed values. Debt balances are stated at historical amounts less principal payments, which approximate fair market value. The Company believes interest rates in its debt agreements are commensurate with lender risk profiles for similar companies.

Stock Subscription Receivable

The stock subscription receivable reflects the sales of common stock in March 2016 for which the Company had not received payment as of June 30, 2016. The Company is continuing communicate with this investor and anticipates that it will receive payment in 2016.

Loss per Share Calculations

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended June 30, 2016, as there are no potential shares outstanding that would have a dilutive effect.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in the ASU provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” The amendments in the ASU defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

F-8

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – NOTE PAYABLE

In August 2015, Smack entered into an unsecured promissory note agreement with an individual. The agreement allowed for Smack to borrow up to $66,613 at an interest rate of 10 percent per year. This $66,613 note was assumed by the Company during the recapitalization. The outstanding balance under the agreement at June 30, 2016 was $66,613. During the period ended June 30, 2016, the Company incurred $5,510 of interest expense relating to the unsecured promissory note. The outstanding principal amount and all accrued and unpaid interest is due by August 2016.

NOTE 4 – DUE TO FORMER SHAREHOLDER AND OFFICER

On January 15, 2016, $240,000 short-term loans due to two former shareholders and officers of Smack were assumed by the Company during the recapitalization. On March 8, 2016, the Company issued 49,720,000 shares of the Company’s common stock, with a fair value of $0.02 per share, in exchange for the cancellation of the above loans and accrued interest of $8,600, which resulted in a loss on loan settlement of $745,800.

NOTE 5 – SHARE CAPITAL

Preferred Stock

The Company has 5,000,000 authorized preferred shares with no par value.

Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to the Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana), with a value of $10,000.

On March 4, 2016, all 1,000,000 preferred shares were converted into 100,000,000 common shares.

There were no shares of preferred stock issued and outstanding as of June 30, 2016.

Common Stock

Prior to January 15, 2016, there were 27,987,623 common shares issued to shareholders of Smack. These 27,987,623 common shares were considered new issuance as part of the reverse acquisition.

During the period from July 8, 2015 to June 30, 2016, the Company issued 6,750,000 common shares for cash in the amount of $135,000 and 49,720,000 common shares to settle notes payable and accrued interest of $248,600.

In March 2016, the Company entered into three share purchase agreements with three investors for 10,000,000 common shares at $0.02 per share for total proceeds of $200,000, of which $135,000 was received by the Company prior to June 30, 2016 and $65,000 was recorded as stock subscription receivable.

There were 184,457,623 shares of common stock issued and outstanding as of June 30, 2016.

F-9

NOTE 6 – INCOME TAX

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

Year Ended June 30, 2016
Federal income tax benefit attributable to:
Current Operations	$280,841
Less: valuation allowance	(280,841)
Net provisions for Federal income taxes	$-

Net deferred tax assets consist of the following components as of:

Year Ended
June 30, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$(280,841)
Less: valuation allowance	280,841
Net deferred tax asset	$-

The following table reconciles the US statutory rates to the Company’s effective tax rate for the year ended June 30, 2016:

Year Ended
June 30, 2016
Effective tax rate attributable to:
US statuary rate	34%
Less: change in unrecognized tax benefit from uncertain tax provision	(34)%
Tax per Financial Statement	-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of $826,004 which expire commencing in fiscal 2035, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

F-10

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. The Company's officers have provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no additional events have occurred that require disclosure.

F-11

Interim Financial Statements

Almost Never Films Inc.

For the Three Months Ended September 30, 2016 and 2015

G-1

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear

Condensed Consolidated Balance Sheets

	September 30, 2016	June 30, 2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$71,098	$84,967
Prepaid expense	1,250	3,126
Total Current Assets	72,348	88,093
TOTAL ASSETS	72,348	88,093

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued Liabilities	$32,447	$28,988
Payroll taxes and sales taxes payable	271,398	271,398
Note payable	66,613	66,613
Total Current Liabilities	370,458	366,999

Total Liabilities	370,458	366,999

Stockholders’ Deficit
Preferred stock, no par value, 5,000,000 shares authorized; Series A voting preferred stock, 2,000,000 shares authorized; No shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 177,707,623 shares issued and outstanding	177,708	177,708
Common stock subscribed	10,000	10,000
Stock subscription receivable	(65,000)	(65,000)
Additional paid-in capital	424,390	424,390
Accumulated deficit	(845,208)	(826,004)
Total Stockholders’ Deficit	(298,110)	(278,906)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$72,348	$88,093

The accompanying notes are an integral part of these financial statements.

G-2

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended
	September 30
	2016	2015

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative expenses	4,060	659
Professional fees	13,465	-
Total Operating Expenses	17,525	659

LOSS FROM OPERATIONS	(17,525)	(659)

OTHER EXPENSE
Interest expense	(1,679)
Loss on debt settlement	-	-
	(1,679)	-

LOSS BEFORE INCOME TAXES	(19,204)	(659)

Provision for income taxes	-	-

NET LOSS	$(19,204)	$(659)

COMPREHENSIVE LOSS	$(19,204)	$(659)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Net loss per share	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	177,707,623	100,000,000

The accompanying notes are an integral part of these financial statements.

G-3

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	September30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,204)	$(659)
Adjustments to reconcile net loss to net cash from operating activities:
Loss on debt settlement	-	-
Changes in operating assets and liabilities:
Prepaid expense	1,876	-
Accrued liabilities	3,459	-
Net cash used in operating activities	(13,869)	(659)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common share issuance	-	-
Proceeds from preferred share issuance	-	10,000
Net cash provided by financing activities	-	10,000

Net increase in cash and cash equivalents	(13,869)	9,341
Cash and cash equivalents - beginning of period	84,967	-
Cash and cash equivalents - end of period	$71,098	$9,341

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

G-4

Almost Never Films Inc. and Subsidiaries

fka Smack Sportswear

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

NOTE 1 – ORGANIZATION, OPERATIONS AND BASIS OF ACCOUNTING

Nature of the Business

Almost Never Films Inc. (the “Company”) was originally incorporated in Nevada in October 2007 as Smack Sportswear (“Smack”), which originally manufactured and sold performance and lifestyle based indoor and sand volleyball apparel and accessories. The Company is now an independent film company focused on film production and production related services in connection with genre specific motion pictures with production costs in the $5.0 million to $50.0 million range.

Share Exchange and Recapitalization

On January 15, 2016, Smack entered into a share exchange agreement with Almost Never Films Inc., a private company incorporated in Indiana on July 8, 2015, and its two shareholders, Danny Chan and Derek Williams.

Pursuant to the agreement, Smack issued 1,000,000 shares of our Series A Convertible Preferred Stock to Mr. Chan and Mr. Williams in exchange for all 100,000,000 shares of issued and outstanding common stock of Almost Never Films Inc. (Indiana). As a result of the share exchange, Almost Never Films Inc. (Indiana) became Smack’s wholly-owned subsidiary, and Mr. Chan and Mr. Williams acquired a controlling interest in the Company.

The share exchange was accounted for as a "reverse acquisition," and resulted in a recapitalization. Almost Never Films Inc. (Indiana) is deemed to be the acquirer for accounting purposes. The assets acquired and liabilities assumed were $6,566 and $598,869, respectively. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Almost Never Films Inc. (Indiana) and will be recorded at the historical cost basis of Almost Never Films Inc. (Indiana), and the combined financial statements after completion of the share exchange include the assets and liabilities of Almost Never Films Inc. (Indiana), historical operations of Almost Never Films Inc. (Indiana), and operations of Almost Never Films Inc. (Indiana) from the closing date of the share exchange. As a result of the issuance of the shares of our Series A Convertible Preferred Stock pursuant to the share exchange, a change in control of the Company occurred as of the date of consummation of the share exchange. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. The Company has not yet generated any revenue since inception.

On February 29, 2016, the stockholders of Smack voted to amend the Articles of Incorporation of the Company to (i) increase the authorized capital of the Company to 200,000,00 shares of common stock and (ii) to change the name of the Company to “Almost Never Films Inc.” which took effect on March 2, 2016.

The new symbol of the Company is HLWD.

G-5

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. During the three months ended September 30, 2016, the Company incurred a net loss from continuing operations of $19,204 and cash used in operating activities was $13,869. As of September 30, 2016, the Company is delinquent in payments of $271,398 for payroll and sales taxes and of $66,613 of a note payable. As of September 30, 2016, the Company had a working capital deficiency of $298,110 and a shareholders’ deficit of $845,208. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion and an identification of new business opportunities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing, or cause substantial dilution for our stock holders, in case of equity financing.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, considered necessary for a fair statement of the financial statements have been included. Operating results for the three months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending June 30, 2017.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended June 30, 2016, which were included in the Company’s 2016 Annual Report on Form 10-K. The accompanying condensed consolidated balance sheet as of June 30, 2016, has been derived from the Company’s audited consolidated financial statements as of that date.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Team Sports Superstore (Inactive) and Almost Never Films Inc. (Indiana). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing the fair value of common stock issued for services, among others. Actual results could differ from these estimates.

G-6

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

As of September 30, 2016, the balances reported for cash, accounts payable and accrued expenses approximate their fair value because of their short maturities. Notes payable are recorded at agreed values. Debt balances are stated at historical amounts less principal payments, which approximate fair market value. The Company believes interest rates in its debt agreements are commensurate with lender risk profiles for similar companies.

Stock Subscription Receivable

The stock subscription receivable reflects the sales of common stock in March 2016 for which the Company had not received payment as of September 30, 2016. The Company is continuing communicate with this investor and anticipates that it will receive payment in 2016.

Loss per Share Calculations

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended September 30, 2016, as there are no potential shares outstanding that would have a dilutive effect.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

G-7

NOTE 3 – NOTE PAYABLE

In August 2015, Smack entered into an unsecured promissory note agreement with an individual. The agreement allowed for Smack to borrow up to $66,613 at an interest rate of 10 percent per year. This $66,613 note was assumed by the Company during the recapitalization. The outstanding balance under the agreement at September, 2016 was $66,613. During the three month period ended September 30, 2016, the Company incurred $1,679 of interest expense relating to the unsecured promissory note. The outstanding principal amount and all accrued and unpaid interest was by August 2016 and is currently delinquent.

NOTE 4 – SHARE CAPITAL

Common Stock

In March 2016, the Company entered into three share purchase agreements with three investors for 10,000,000 common shares at $0.02 per share for total proceeds of $200,000, of which $135,000 was received by the Company prior to June 30, 2016 and $65,000 was recorded as stock subscription receivable.

There were 177,707,623 shares of common stock issued and outstanding as of September 30, 2016.

NOTE 5 – INCOME TAX

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	Three Months ended September 30, 2016	Three Months ended September 30, 2015
Federal income tax benefit attributable to:
Current Operations	$6,529	$224
Less: valuation allowance	(6,529)	(224)
Net provisions for Federal income taxes	$-	$-

Net deferred tax assets consist of the following components as of:

	(Inception) to
	September 30
	2016	2015
Deferred tax asset attributable to:
Net operating loss carry over	$287,370	$280,841
Less: valuation allowance	(287,370)	(280,841)
Net deferred tax asset	$-	$-

G-8

The following table reconciles the US statutory rates to the Company’s effective tax rate for three months ended September 30, 2016:

	Three months ended September 30, 2016	Three months ended September 30, 2015
Effective tax rate attributable to:
US statuary rate	34%	34%
Less: change in unrecognized tax benefit from uncertain tax provision	(34)%	(34)%
Tax per Financial Statement	-	-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of $845,208 which expire commencing in fiscal 2035, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. The Company's officers have provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no additional events have occurred that require disclosure.

G-9

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$23.24
Legal Fees	$7,500
Accounting Fees*	$1,500
Printing and Engraving*	$0
Blue Sky Qualification Fees and Expenses*	$0
Transfer Agent Fee*	$300
Miscellaneous*	$0
TOTAL	$9,323.24

_____________

* Estimated costs

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

39

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since September 30, 2016. The chart provides detail on the sales price of the common stock of the Company, person purchasing the security, the date and amount of the security.

	Name	Shares	$ Per Share	Total Paid	Date of Payment	Exemption from Registration

1.	Jose M. Gonzalez R. Sr.	5,750,000	$.02.	$115,000	11/18/16	Rule 506(b)

ITEM 16. EXHIBITS

3.1	Articles of Incorporation of Almost Never Films Inc. (filed as an exhibit to registrant’s Form SB-2, filed on January 7, 2008 and incorporated herein by reference).

3.2	Amendment to Articles of Incorporation of Almost Never Films Inc. (filed as an exhibit to registrant’s Form 8-K on April 13, 2012 and incorporated herein by reference).

3.3	Amendment to the Articles of Incorporation of Almost Never Films Inc. (filed as an exhibit to registrant’s Form 8-K on February 29, 2016 incorporated herein by reference).

3.4	By-Laws of Almost Never Films Inc. (filed as an exhibit to registrant’s Form SB-2, filed on January 7, 2008 and incorporated herein by reference).

5.1	Opinion of Matthew McMurdo, Esq., legal counsel.

10.1	Form of stock purchase agreement, by and between the Company and the Selling Shareholders

22.1	Subsidiaries- Almost Never Films Inc. (Indiana)

23.1	Consent of Simon & Edward, LLP

23.3	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)

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ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(I)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

41

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

42

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the Vaughan, Ontario, Canada on December 1, 2016.

ALMOST NEVER FILMS INC.

By:	/s/ Danny Chan
Danny Chan
CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Danny Chan	Dated: December 1, 2016
Danny Chan President, CEO and Chairman

/s/ Derek Williams	Dated: December 1, 2016
Derek Williams COO and Director

43